EXHIBIT 10.7

AMENDMENT TO LICENSE AGREEMENT

This Amendment to License Agreement is executed by and between WESTERN PROFESSIONAL HOCKEY LEAGUE, INC. dba / CENTRAL HOCKEY LEAGUE., a Texas corporation (“WPHLI”) and (NAME HERE) a (STATE) Corporation (“Owner”) this              day of             , 200    , as follows:

WHEREAS, WPHLI and Owner are parties to that certain License Agreement dated                     , 200     granting Owner under certain terms and conditions a license to participate in WPHLI’s minor professional hockey league, and

WHEREAS, under the License Agreement, WPHLI has the right to grant new licenses to other parties and to take other actions to increase the teams and strengthen the minor professional hockey league operated by WPHLI; and

WHEREAS, WPHLI has negotiated a Joint Operating Agreement with the Central Hockey League, Inc. (“CHL”) in order to add to the number of teams participating in and to strengthen the operations of WPHLI’s minor professional hockey league, and

WHEREAS, in connection with the Joint Operating Agreement, WPHLI anticipates the need for certain revisions and amendments to the License Agreement, including the amendment of certain financial requirements as requested by Owner, and WPHLI and Owner desire to set forth their agreement so to do.

NOW, THEREFORE, for and in consideration of the mutual promises and consideration set forth herein, including the sum of Ten and no/100 Dollars in hand paid by WPHLI to Owner, the amount and sufficiency of which is hereby acknowledged by Owner, the Owner and WPHLI hereby agree, covenant and contract as follows.

1.	Consent to Joint Operating Agreement. Owner hereby acknowledges WPHLI’s right to enter into the Joint Operating Agreement and consents to the terms and conditions thereof as if set forth in the License Agreement.

2.	Amendment to Owner’s Assessment Fees. The assessment fees to be paid by Owner to WPHLI under paragraph 5 of the License Agreement are hereby currently amended to be the fixed sum of $100,000/year, payable as follows: (a) $25,000 on or before June 15, $25,000 on or before July 15, (c) $25,000 on or before September 15, and (d) $25,000 (or less as billed) on or before February 15, of each season.

3.	Amendment to Owner’s Performance Account. The amount of the performance account required of the Owner under paragraph 12.15 of the License Agreement is hereby amended and will be determined on an annual basis at the sole discretion of the WPHL, by evaluation of factors including but not limited to team operating and financial criteria.

4.	Exercise of WPHLI’s Discretion. Owner acknowledges that WPHLI’s grant of discretion under the License Agreement shall extend to any and all actions necessary to implement the Joint Operating Agreement.

5.	No Waiver by WPHLI and Owner. WPHLI and Owner acknowledge that, except as modified herein, the License Agreement remains in full force and effect and nothing herein shall be construed as a waiver or discharge of any obligations therein of Owner or WPHLI except as provided herein.

This Amendment to License Agreement shall be effective as of                         , 200    .

WESTERN PROFESSIONAL HOCKEY LEAGUE, INC.

dba / CENTRAL HOCKEY LEAGUE

By:
	Name:	Rick Kozuback
	Title:	President / CEO

(YOUR NAME HERE)

By:
Name:
Title: